Securities and Exchange Commission

Washington, DC 20549 - 0405

U.S.A.

We are the former independent auditors for GreenPower Motor Company Inc. (the "Company") and, under the date of July 30, 2025, we reported on the consolidated financial statements of the Company. We have read the Company's disclosure regarding "Change in Registrant's Certifying Accountant" as included in Item 16F of the Form 20-F and are in agreement with the disclosure in that section, insofar as it pertains to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

/s/ BDO Canada LLP

Chartered Professional Accountants
Vancouver, Canada

August 17, 2026